                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Envirotest Systems Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    ENVIROTEST SYSTEMS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            ENVIROTEST SYSTEMS CORP.
                                246 SOBRANTE WAY
                          SUNNYVALE, CALIFORNIA 94086

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 1998

To Our Shareholders:

    The Annual Meeting of Shareholders of ENVIROTEST SYSTEMS CORP. (hereinafter called the "Company"), will be held at the Hyatt Hotels & Resorts, 7400 Wisconsin Avenue, Bethesda, Maryland on May 12, 1998 at 11:00 a.m., local time, for the following purposes:

    (1) To elect three Class A Directors and three Class B Directors to serve for a term of one year and until their successors are duly elected and qualified;

    (2) To consider and act upon a proposal to approve the selection of Coopers & Lybrand, L.L.P. as the Company's independent public accountants for fiscal year 1998;

    (3) To approve an amendment to the Company's 1993 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares; and

    (4) To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                          By Order of the Board of Directors
                                          Rajendra Modi
                                          ASSISTANT SECRETARY

Sunnyvale, California
April 13, 1998

YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                            ENVIROTEST SYSTEMS CORP.
                                246 SOBRANTE WAY
                          SUNNYVALE, CALIFORNIA 94086
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1998
                            ------------------------

    The accompanying proxy is solicited by the Board of Directors of ENVIROTEST SYSTEMS CORP. for use at the Annual Meeting of Shareholders to be held on May 12, 1998 at 11:00 a.m. and any adjournments thereof, notice of which meeting is attached hereto. This Proxy Statement and the Company's Annual Report to Shareholders have been mailed on or about April 13, 1998 to all shareholders of record on March 27, 1998.

    The purposes of the Annual Meeting are: to elect six directors; to approve the selection of Coopers & Lybrand, L.L.P. as the Company's independent public accountants; to approve an amendment to the Company's 1993 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares; and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

    A shareholder who signs and returns a proxy in the accompanying form may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares of the Company's Class A and Class B common stock (collectively, the "Common Stock") represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the Proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the director nominees, FOR the approval of the amendment to the Plan, and FOR the approval of the selection of Coopers & Lybrand, L.L.P. as the Company's independent public accountants.

    The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. However, if any other matter does come before the Annual Meeting, the persons appointed in the Proxy or their substitutes will vote in accordance with their best judgment on such matters.

    The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's officers, directors and regular employees personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

    The Board of Directors has fixed the close of business on March 27, 1998, as the record date for the Annual Meeting. On that date, the Company had outstanding 10,088,913 shares of Common Stock, consisting of 8,839,164 shares of Class A Common Stock and 1,249,749 shares of Class B Common Stock. Only record holders of the Common Stock at the close of business on that date will be entitled to vote at the Annual Meeting. Holders of the Class A Common Stock will be entitled to one vote for each share of Class A Common Stock so held, representing an aggregate of 8,839,164 votes for the class, and holders of the Class B Common Stock will be entitled to 1.75 votes for each share of Class B Common Stock so held, representing an aggregate of 2,187,069 votes for the class. The aggregate number of votes represented by the Common Stock is 11,026,224, of which approximately 80.2% are represented by shares of Class A Common Stock and approximately 19.8% are represented by shares of Class B Common Stock. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters except for the election of directors, as to which the Class A Common Stock votes as a single class for the election of the three Class A Directors that such class is entitled to elect pursuant to the Company's Certificate of Incorporation and the Class B Common Stock votes as a single class for the election of the three Class B Directors that such class is entitled to elect pursuant to the Company's Certificate of Incorporation. Votes may be given in person or by proxy duly authorized in writing.

    The following table sets forth certain information, based primarily on information provided by the Company's transfer agent, as of February 28, 1998, regarding beneficial ownership of all classes of the Company's voting common stock by each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by the Company to own more than 5% of any class of the Company's voting common stock, each director, each "named" executive officer (as that term is used in Item 402 of Regulation S-K) and all directors and executive officers as a group.

                                                                   CLASS A COMMON STOCK         CLASS B COMMON STOCK
                                                                --------------------------  ----------------------------
                                                                              PERCENTAGE                   PERCENTAGE
                                                                  NUMBER       OF CLASS       NUMBER        OF CLASS
                                                                BENEFICIALLY BENEFICIALLY   BENEFICIALLY  BENEFICIALLY
                                                                   OWNED         OWNED         OWNED          OWNED
                                                                -----------  -------------  -----------  ---------------

Chester C. Davenport(a).......................................   3,454,253          30.7%    2,040,775            100%
Envirotest Systems Corp.
6903 Rockledge Drive, Suite 214
Bethesda, Maryland 20817

TSG Ventures, L.P.............................................   2,246,818          25.4%       --             --
1055 Washington Blvd.
Stamford, Connecticut 06901

Chemical Equity Associates (A California
Limited Partnership)(b).......................................   2,026,111          18.7%       --             --
380 Madison Avenue, 12th Floor
New York, New York 10017

Polestar Capital Inc..........................................     768,768           8.7%       --             --
1800 North Michigan
Avenue, Suite 1905
Chicago, Illinois 60601

Appaloosa Management, L.P.(c).................................   1,224,800          13.9%
David A. Tepper
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Kane Partners, L.P.(d)........................................     717,658           8.1%
80 East Middle Patent Road
Bedford, New York 10506

Cleveland A. Christophe(d)....................................   2,267,651          25.6%       --             --
TSG Ventures L.P.
177 Broad Street
Stamford, Connecticut 06901

Edward Dugger, III(f).........................................      18,331         *            --             --

Richard L. Gelfond(g).........................................   1,009,691          11.3%
Chevoit Capital Advisors Inc.
P.O. Box 571
Southampton, New York 11969

                                                                   CLASS A COMMON STOCK         CLASS B COMMON STOCK
                                                                --------------------------  ----------------------------
                                                                              PERCENTAGE                   PERCENTAGE
                                                                  NUMBER       OF CLASS       NUMBER        OF CLASS
                                                                BENEFICIALLY BENEFICIALLY   BENEFICIALLY  BENEFICIALLY
                                                                   OWNED         OWNED         OWNED          OWNED
                                                                -----------  -------------  -----------  ---------------
R.W. Kasten, Jr.(h)...........................................      15,333         *            --

F. Robert Miller(i)...........................................     266,640           2.9%       --             --

Raj Modi(j)...................................................     136,732           1.5%       --

C. Michael Alston(k)..........................................      76,216         *            --

Lawrence Taylor(l)............................................     121,265           1.4%       --

All directors and officers as a group (16 persons)............   6,866,111          57.0%    2,040,775            100%

------------------------

*   Less than 1%

(a) Represents shares owned by Rockspring Management, Inc. and The Chester Corporation, both of which are wholly owned corporations of Mr. Davenport, and Mr. Davenport directly. Includes (i) 375,375 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock, which are exercisable at the option of the holder within sixty (60) days; (ii) 1,249,749 shares of Class B Common Stock and options to purchase 791,026 shares of Class B Common Stock which are exercisable at the option of the holder within sixty (60) days; and (iii) 717,658 shares of Class A Common Stock owned by Kane Partners, L.P. Mr. Davenport, a Director of the Company, controls the General Partner of Georgetown Partners Limited Partnership ("Georgetown Partners"), which is a limited partner of Kane Partners, L.P. Georgetown Partners shares voting and investment power with respect to shares held by Kane Partners, L.P. Shares of Class B Common Stock are convertible at the option of the holder at any time into an equal number of shares of Class A Common Stock.

(b) Represents shares of Class A Common Stock issuable upon the conversion of Class C Common Stock, which are convertible at the option of Chase Banking Corporation. The Class C Common Stock does not have ordinary voting rights for the election of directors or other matters generally requiring a stockholder vote.

(c) The information on Appaloosa Management, L.P. and David A. Tepper and their beneficial ownership of Class A Common Stock is based on Schedule 13D filed with the Securities and Exchange Commission on August 18, 1997.

(d) The information on Kane Partners, L.P. and its beneficial ownership of the Class A Common Stock is based on Schedule 13G filed with the Securities and Exchange Commission on February 17, 1994.

(e) Represents 2,246,818 shares owned by TSG Ventures L.P. Mr. Christophe, a Director of the Company, is an officer, director, and shareholder of the general partner of TSG Ventures L.P., and is a principal of an entity which provides advisory services to TSG Ventures L.P. and may be deemed to share voting and investment power with respect to such shares. Also includes 8,333 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock, which are exercisable at the option of the holder within sixty (60) days.

(f) Includes 8,333 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock, which are exercisable at the option of the holder within sixty (60) days.

(g) Represents (i) shares owned by Kane Partners, L.P.; (ii) 9,000 shares owned by Cheviot Capital Advisors (Pension Plan); (iii) options to purchase 100,000 shares of Class A Common Stock held by Cheviot Capital Advisors Inc. which are exercisable by the holder within sixty (60) days; (iv) 8,333 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock, which are exercisable at the option of the holder within sixty (60) days; (v) 137,000 shares held directly by Mr. Gelfond; and (vi) 22,300 shares held by trusts for which Mr. Gelfond is the trustee, for the benefit of Mr. Gelfond's children. Mr. Gelfond, a Director of the Company, is the Vice President of the General Partner of Kane Partners, L.P. and shares voting and investment power with respect to such shares, and is the President and sole stockholder of Cheviot Capital Advisors Inc.

(h) Includes 12,333 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock, which are exercisable at the option of the holder within sixty (60) days.

(i) Represents 133,320 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock, which are exercisable at the option of the holder within sixty (60) days.

(j) Includes 71,666 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock, which are exercisable at the option of the holder within sixty (60) days. Also includes 15,230 shares owned by members of Mr. Modi's immediate family. Mr. Modi disclaims beneficial ownership of such shares.

(k) Includes 75,666 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock, which are exercisable at the option of the holder within sixty (60) days.

(l) Includes 68,333 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock, which are exercisable at the option of the holder within sixty (60) days.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

    The Bylaws of the Company provide that the number of directors which shall constitute the whole Board shall be nine. Six persons are being nominated for election to the Board at the 1998 Annual Meeting, consisting of three Class A Directors and three Class B Directors. Three vacancies exist for Class B Directors. The Board of Directors expects to name three nominees to fill the vacancy in the proxy statement to be sent to shareholders for the fiscal 1999 annual meeting of shareholders or at such earlier time as it may determine. Each director will serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

    It is intended that the shares represented by properly executed proxies will be voted for the election of the persons listed below except where authority to so vote is withheld. The nominees have indicated that they are willing to serve as directors, and the Board of Directors does not contemplate that any of the nominees will be unable to serve as a director or will become unavailable for any reason, but if that should occur before the meeting, such proxy will be voted for such other nominee or nominees as shall be selected by the Board of Directors. In no event will proxies be voted for more than six (6) nominees.

    The following table sets forth, for each nominee for Class A Director and Class B Director, (i) the name and age of each nominee, (ii) the position and offices with the Company of each nominee, and (iii) the year during which each nominee first became a director of the Company.

                                CLASS A NOMINEES

                                                                                                              SERVED AS
                    NAME                           AGE                        POSITION                     DIRECTOR SINCE
---------------------------------------------      ---      ---------------------------------------------  ---------------
Richard L. Gelfond...........................          42   Vice Chairman of the Board of Directors                1993
Edward Dugger III............................          46   Director                                               1991
Robert W. Kasten, Jr.........................          53   Director                                               1996


                                                     CLASS B NOMINEES
                                                                                                              SERVED AS
                    NAME                           AGE                        POSITION                     DIRECTOR SINCE
---------------------------------------------      ---      ---------------------------------------------  ---------------
Chester C. Davenport.........................          55   Chairman of the Board of Directors;                    1990
Cleveland A. Christophe......................          48   Director                                               1991
F. Robert Miller.............................          53   Director and President                                 1996

    As of January, 1998, the Audit Committee of the Board of Directors consists of Mr. Dugger, Mr. Christophe and Mr. Gelfond. Prior to January, 1998, the Audit Committee of the Board of Directors consisted of Messrs. Davenport, Christophe and Gelfond. The Audit Committee monitors and supervises the Company's relationship with its independent public accountants, reviews the internal audit and control functions and procedures of the Company and makes recommendations to the Board of Directors thereon.

    As of May 12, 1997, the Compensation Committee of the Board of Directors consists of Mr. Christophe and Mr. Dugger. From October 1, 1996 to May 12, 1997, the Compensation Committee of the Board of Directors consisted of Mr. Dugger and Mr. Kasten. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation policies of the Company, administers the Company's Stock Option Plan, makes recommendations to the Board of Directors as to the amount of any discretionary compensation permitted or required to be paid to officers and other key personnel of the Company under the Company's compensation plans, and prepares disclosure of the executive compensation policies of the Company as required by law.

    The Development Committee of the Board of Directors consists of Mr. Christophe, Mr. Dugger and Mr. Kasten. The Development Committee, which was formed pursuant to the Indenture governing the Company's 9-5/8% Senior Subordinated Notes due 2003, is responsible for determining the fairness, reasonableness and favorability of the terms (compared to comparable transactions made on an arm's-length basis by non-related parties) of transactions between the Company or a subsidiary of the Company, and a related person of the Company or such subsidiary, which transactions have an aggregate value in excess of $2,000,000. Members of the Development Committee must be disinterested as to the transaction in question and must satisfy certain other criteria relating to disinterestedness, as required by the Indenture.

    On September 23, 1994, the Board of Directors dissolved the Executive Committee and established a Management Committee. The members of the Management Committee are Mr. Christophe, Mr. Davenport and Mr. Gelfond. The Management Committee was formed to conduct a search for, and recommend to the Board, an appropriate candidate to serve as President and Chief Executive Officer of the Company. The Management Committee is also responsible for consulting with the President of the Company and to give him all directions and approvals that may be or are required to be given pursuant to the Company's policies and procedures.

    During fiscal 1997, the Board of Directors established a Director Plan Committee to determine the terms of grants to non-employee directors. The members of the Director Plan Committee are Mr. Davenport and Mr. Miller. On October 13, 1997, the Board of Directors also established a Capital Market Strategy Committee of the Board to advise the Board on matters relating to improvement of the Company's stock value. The members of the Capital Market Strategy Committee are Mr. Davenport, Mr. Christophe and Mr. Gelfond.

    The full Board of Directors, rather than a committee thereof, performs the functions of a nominating committee.

    During the fiscal year ended September 30, 1997, there were four meetings of the Board of Directors, no meetings of the Executive Committee, one meeting of the Audit Committee, no meetings of the Development Committee, two meetings of the Compensation Committee, no meetings of the Management Committee, one meeting of the Director Plan Committee and one meeting of the Capital Market Strategy Committee. All the directors of the Company, except Mr. Cogut, attended 75% or more of the meetings of the Board of Directors and the Committees on which they served. In addition, the Board of Directors acted by written consent on one occasion, on April 8, 1997. Mr. Cogut resigned as a director as of December 31, 1997.

    Mr. Davenport is a founder of the Company and has been Chairman of the Board of Directors since September 1990. Since September 1988 he has been a managing director of Georgetown Partners, a merchant banking firm. Prior to October 26, 1993, Georgetown Partners was a stockholder of the Company. Prior to joining Georgetown Partners, Mr. Davenport was a senior partner in the Washington, D.C., law firm of Davenport and Seay from 1979 to 1987 and from 1973 to 1976, and managing general partner of First City Properties, an investment partnership, from 1979 to 1985. Mr. Davenport served in President Carter's Administration as Assistant Secretary of Transportation for Policy and International Affairs from 1977 to 1979. In that position he was responsible for the analysis, development, articulation, and review of domestic and international transportation policies for the United States Government. Mr. Davenport is a Managing Trustee of the University of Georgia Foundation.

    Mr. Christophe has been a member of the Board of Directors of the Company since January 1991. He is currently managing partner and a member of TSG Capital Group, L.L.C., the investment advisor to TSG Capital Fund II, L.P. and is a principal officer and member of TSG Management Co., L.L.C., the investment advisor to TSG Ventures L.P. He is also an officer, director and shareholder of the general partner of TSG Capital Fund II, L.P. TSG Ventures L.P. and TSG Capital Fund II, L.P. are private equity investment firms. Mr. Christophe joined Equico Capital Corporation, the predecessor to TSG Ventures, L.P. in February 1990. Mr. Christophe is a director of Hayes Lemmerz International, Inc.

    Mr. Dugger has been a member of the Board of Directors of the Company since February 1991. Since January 1978, Mr. Dugger has been President and Chief Executive Officer of UNC Ventures, Inc. and, along with UNC Ventures, Inc., is a General Partner of UNC Ventures II, L.P., a Boston-based venture capital firm. Mr. Dugger is also a member of the Board of Directors of Granite Broadcasting Corporation and the Federal Reserve Bank of Boston.

    Mr. Gelfond has been a member and Vice Chairman of the Board of Directors of the Company since January 1993. Since March 1994, Mr. Gelfond has been the Vice Chairman of the Board of Directors of IMAX Corporation and was appointed Co-Chief Executive Officer on May 1, 1996. Mr. Gelfond has also been the President of Cheviot Capital Advisors Inc., an investment and merchant bank, since December 1990.

    Mr. Miller has been a member of the Board of Directors of the Company since September 1996. Mr. Miller has been President and Chief Executive Officer of the Company since January 26, 1996. Prior to joining the Company, Mr. Miller served as the President and Chief Executive Officer and a director of Systems Control, Inc. and its predecessors since 1987.

    Mr. Kasten has been a member of the Board of Directors of the Company since September 1996. Mr. Kasten has been the President of Kasten & Company, a consulting firm, since the beginning of 1993. From 1981 through 1993, Mr. Kasten served as a United States Senator representing the State of Wisconsin, serving on both the Senate Appropriations and Budget Committees. From April 1993 until June 1996, Mr. Kasten also served as Chairman of the Legislative Studies Institute. Mr. Kasten presently serves as a Senior Associate at the Center for Strategic and International Studies, a trustee of the American University in Cairo, Egypt, and a director of the Russia Privatization Fund.

    Under a certain Stockholders' Agreement, dated as of March 31, 1993, among Georgetown Partners (and all subsequent transferees of Class B Common Stock), Chester C. Davenport, Slivy C. Edmonds, TSG
Ventures Inc., Apollo Investment Fund, L.P. and Chemical Equity Associates (the "1993 Stockholders' Agreement"), no more than four of the six Class B Directors shall consist of persons who are: (i) officers or full-time employees of the Company; (ii) Chester C. Davenport, or Slivy C. Edmonds or their affiliates; or
(iii) family members of either (i) or (ii). The 1993 Stockholders' Agreement also provides that the holders of shares of Class B Common Stock will be obligated to immediately convert all of their shares of Class B Common Stock into shares of Class A Common Stock upon the earlier to occur of the following:
(i) Mr. Davenport ceases to control, directly or indirectly, the voting of a majority of the outstanding shares of Class B Common Stock (such control is deemed to be ceased if Mr. Davenport dies or suffers a severe and irreversible physical or mental disability that renders him incapable of controlling the voting of such shares); or (ii) Mr. Davenport, Ms. Edmonds, members of the immediate families of either, and trusts or other entities created for estate-planning purposes whose beneficiaries are members of their immediate families fail to have, in the aggregate, a direct or indirect (through one or more intermediaries or entities, in proportion to their economic interest therein) pecuniary interest in at least 5% of the outstanding shares of common stock of the Company, including, for purposes of this calculation, shares of common stock issuable upon exercise of options to purchase common stock. The foregoing provisions are enforceable only by TSG Ventures Inc., Apollo Investment Fund, L.P. and Chemical Equity Associates, and shall no longer be enforceable by any one of the foregoing entities if such entity, together with its affiliates, at any time, fails to beneficially own unregistered shares of the Company's Class A Common Stock representing 5% or more of the outstanding common stock of the Company. Apollo Investment Fund L.P. no longer owns shares of the Company's Class A Common Stock representing 5% or more of the outstanding common stock of the Company.

    Under an agreement between Mr. Davenport and Ms. Edmonds, dated as of October 26, 1993, Ms. Edmonds granted to Mr. Davenport an irrevocable proxy to vote the shares of Common Stock distributed by Georgetown Partners to one of its partners, an affiliate of Ms. Edmonds, originally consisting of 87,814 shares of Class A Common Stock and 441,334 shares of Class B Common Stock and including any shares issued upon exercise of an option to purchase 321,325 shares of Class B Common Stock, which option is exercisable at any time. All such options have been exercised. According to the Company's Transfer Agent, as of September 30, 1997, the affiliate of Ms. Edmonds held no shares of Class A or Class B Common Stock.

    All of the current members of the Board of Directors of the Company, other than Mr. Miller and Mr. Kasten, were elected to the Board of Directors under the terms of a certain Amended and Restated Stockholders' Agreement, dated as of April 10, 1992, among the Company and all of the holders of Common Stock or options or warrants to purchase Common Stock of the Company (the "1992 Stockholders' Agreement"). Pursuant to the terms of the 1992 Stockholders' Agreement, the following current stockholders nominated the following persons to serve on the Board of Directors of the Company (and such persons were elected pursuant to the terms of the 1992 Stockholders' Agreement): Georgetown Partners:
Chester C. Davenport; TSG Ventures Inc.: Cleveland A. Christophe; Kane Partners:
Richard L. Gelfond; and a group composed of Polestar Capital Inc. (f/k/a Amoco Venture Capital Company), UNC Ventures II, L.P., UNC Ventures, Inc. and MESBIC
Ventures: Edward Dugger III. Pursuant to the terms of the 1992 Stockholders' Agreement, all provisions relating to Board of Directors voting agreements and arrangements expired on March 31, 1993, the date of the registration of a class of the Company's equity securities under the Exchange Act. Mr. Miller was nominated as a member of the Board of Directors under the terms of his employment agreement

    Members of the Board of Directors are reimbursed by the Company for their travel expenses incurred in attending Board of Directors and Committee meetings. Members of the Board of Directors who are not also officers of the Company or any of its subsidiaries, and who are not affiliated with a stockholder of the Company, receive compensation of $1,000 for each Board of Directors and Committee meeting attended. Outside Directors (as defined later) are granted 5,000 options to purchase shares of Class A Common Stock of the Company upon election to the Board and 3,000 such options on each succeeding January 1. See Option Plan.

    On November 12, 1996, the Board of Directors, on recommendation from the Director Plan Committee, granted an option to purchase an aggregate of 25,000 shares of Class A Common Stock to each of Messrs. Christophe, Kasten, Dugger, Gelfond and Cogut at a price of $3.25 per share. Such options shall expire ten years from the date of the grant and 33% of such options become exercisable on each anniversary of the date of grant. Each of Mr. Christophe and Mr. Gelfond were granted options to purchase 100,000 shares of the Company's Common Stock, at an exercise price of $5.25, for their work on the Capital Market Strategy Committee.

    Mr. Miller assumed the duties of President and Chief Executive Officer on January 26, 1996. From July 27, 1995 to January 26, 1996, Mr. Davenport, Chairman of the Company, had assumed the duties of President and Chief Executive Officer of the Company. Mr. Cogut resigned as a director as of December 31, 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on the Company's review of copies of reporting forms received and reviewed by it, the Company believes that, during the fiscal year ended September 30, 1997, all directors and executive officers have filed all required insider reporting forms with the U.S. Securities and Exchange Commission in a timely manner, with the exception of Mr. Richard P. Webb, Executive Vice President and Chief Operating Officer of the Company, who failed to file, on a timely basis, a Form 3.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid or awarded by the Company to the Chief Executive Officer and the four most highly compensated executive officers of the Company for services rendered in all capacities during the fiscal years ended September 30, 1995, 1996 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                          ANNUAL COMPENSATION                     AWARDS
                                                                                -------------------------------------------
                  NAME AND                                --------------------  OTHER ANNUAL                    ALL OTHER
             PRINCIPAL POSITION                  YEAR      SALARY      BONUS    COMPENSATION      OPTIONS     COMPENSATION
---------------------------------------------  ---------  ---------  ---------  -------------  -------------  -------------

Chester C. Davenport.........................       1995    551,256     --           --             --             38,388(a)
Chairman of the Board                               1996    619,221     --           --             --            131,170(a)
                                                    1997    602,766     --            1,575(b)     145,000(o)      31,125(a)
                                                  --         --         --           --            339,542(p)      --

F. Robert Miller.............................       1996    187,500     --           --            400,000(j)       6,337(k)
President and Chief Executive Officer               1997    296,668     --            5,000(b)      --              7,950(k)

C. Michael Alston............................       1995    189,950     --            1,910(b)      10,000(f)       4,298(c)
Vice President, General Counsel & Secretary       --         --         --           --             36,000(h)      --
                                                  --         --         --           --             40,000(g)      --
                                                    1996    217,626     --            3,481(b)      --              3,100(c)
                                                    1997    224,974     --              615(b)      55,000(q)       3,200(c)
                                                  --         --         --           --             --             12,111(n)

Raj Modi.....................................       1995    175,000     --           37,294(d)      50,000(h)       8,561(e)
Vice President, Chief Financial Officer And       --         --         --           --             10,000(f)      --
  Assistant Secretary                             --         --         --           --             15,000(i)      --
                                                    1996    204,340     --           62,785(d)      --             32,813(e)
                                                    1997    242,104     35,000       42,456(d)      65,000(q)       7,950(e)

Lawrence H. Taylor...........................       1995    165,000     --            2,500(l)      10,000(f)       7,650(m)
Marketing Vice President                          --         --         --           --             50,000(h)      --
                                                  --         --         --           --             15,000(i)      --
                                                    1996    179,945     --           90,323(l)      --              7,750(m)
                                                    1997    195,450     --           88,349(l)      55,000(q)       7,777(m)

------------------------

(a) Represents contributions matching employees' deferred compensation of $4,823 in 1995, $4,750 in 1996 and $4,750 in 1997 and profit sharing contributions made by the Company of $5,756 in 1995, $3,100 in 1996 and $3,200 in 1997, in
    each case under the Company's 401(k) savings plan, and $27,809 in 1995, $23,175 in 1996 and $23,175 in 1997 representing that part of the premiums paid by the Company under Mr. Davenport's key man life insurance policy attributable to the policy proceeds as to which Mr. Davenport may name the beneficiary. Includes payment of accrued vacation of $100,145 in 1996.

(b) Represents reimbursements made under the Company's medical reimbursement program.

(c) Represents profit sharing contributions made by the Company under the Company's 401(k) savings plan.

(d) Represents relocation expense payments of $32,984 in 1995, $57,785 in 1996 and $39,247 in 1997 (including gross-up for taxes payable thereon of $11,716 in 1995 and $5,191 in 1996 which were paid in the subsequent fiscal years) and reimbursements made under the Company's medical reimbursement program of $4,310 in 1995, $5,000 in 1996 and $3,209 in 1997.

(e) Represents contributions matching employee's deferred compensation of $4,927 in 1995, $4,482 in 1996 and $4,750 in 1997 and profit sharing contributions made by the Company of $3,634 in 1995, $3,100 in 1996 and $3,200 in 1997, in
    each case under the Company's 401(k) savings plan. Also includes payment of accrued vacation of $25,231 for 1996.

(f) Represents stock options previously granted at an exercise price of $20.00 per share which were canceled and reissued on June 8, 1994 under the Company's Stock Option Plan at an exercise price of $6.125 per share.

(g) Represents stock options previously granted at an exercise price of $15.875 per share which were canceled and reissued on October 14, 1993 under the Company's Stock Option Plan at an exercise price of $6.125 per share.

(h) Represents stock options previously granted at an exercise price of $16.00 per share which were canceled and reissued on March 30, 1993 under the Company's Stock Option Plan at an exercise price of $6.125 per share.

(i) Represents stock options granted on July 27, 1995 under the Company's Stock Option Plan at an exercise price of $6.125 per share.

(j) Represents options to purchase Class A Common Stock. 200,000 of such options have an exercise price of $2.75 (closing price on the date of grant) and the remaining 200,000 options have an exercise price of $2.8375 (the average closing price for the 5 trading day period ending thirty days after the date of such grant). Such options were granted under the Company's Stock Option Plan.

(k) Represents contributions matching employees' deferred compensation of $3,237 in 1996 and $3,200 in 1997 and profit sharing contributions made by the Company under the Company's 401(k) savings plan of $3,100 in 1996 and $4,750 in 1997.

(l) Represents relocation expense payments of $87,290 in 1996 and $79,999 in 1997, reimbursements under the Company's medical reimbursement program of $2,500 in 1995, $3,033 in 1996 and $4,150 in 1997, and an automobile allowance of $4,200 in 1997.

(m) Represents contributions matching employee's deferred compensation of $4,650 in 1995, $4,650 in 1996 and $4,750 in 1997 and profit sharing contributions made by the Company of $3,000 in 1995, $3,100 in 1996 and $3,027 in 1997.

(n) Represents payment of accrued vacation of $12,111 in 1997.

(o) Represents options to purchase Class A Common Stock at an exercise price of $3.375 per share granted under the Company's Stock Option Plan.

(p) Represents stock options previously granted at an exercise price of $16.00 per share or $20.00 which were canceled and reissued on October 31, 1996 under the Company's Stock Option Plan at an exercise price of $6.125 per share.

(q) Represents options to purchase Class A Common Stock at an exercise price of $3.375 per share granted under the Company's Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Dugger and Mr. Christophe serve as the members of the Compensation Committee of the Board of Directors. Mr. Dugger has served as a member of this Committee since April 12, 1994 and Mr. Christophe has served as a member since May 12, 1997. Mr. Kasten served as a member of the Committee from September 24, 1996 to May 12, 1997. The Company is a party to a Legislative Monitoring

Consulting Services Agreement with Kasten & Company. The agreement originally provided for a consulting fee of $10,000 per month plus expenses which decreased to $5,000 per month plus expenses in August 1997. For fiscal 1997 the Company made payments under this agreement of $135,000 for fees and $688 for expenses. This agreement is in effect through the current fiscal year. Mr. Kasten is the sole owner of Kasten & Company.

EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

    Mr. Davenport has an employment agreement with the Company that provides for a three year employment term, which is automatically renewed for subsequent two-year terms unless notice of non-renewal is given (the initial term under such agreement expired in January 1996 and it has been automatically renewed until January 2000). The agreement provides for a base salary of $500,000 per year (which is subject to an annual increase on April 1 of each year based upon the change in the Consumer Price Index or 5%, whichever is greater). The agreement provides for the grant to Mr. Davenport of options under the Company's Stock Option Plan for the purchase of 289,542 shares of the Company's Class A Common Stock at an exercise price per share equal to $16.00, the initial public offering price of the Class A Common Stock. Options to purchase 144,771 shares vested on the date of grant (which was March 30, 1993) and the remaining options vested on March 30, 1995. The options expire if not exercised on the tenth anniversary of the date of grant. On October 31, 1996, the Compensation Committee approved the cancellation of these options and issued the same number of options at an exercise price of $6.125 per share, a price which was above the fair market value of the Class A Common Stock on the date of the reissuance. The agreement stipulates that Mr. Davenport will devote to the Company that amount of his time and energies necessary for the performance of his duties as Chairman of the Board of the Company and will not, during the term of his employment, engage in any business activity, or acquire an ownership interest in any entity, that is competitive with any line of business in which the Company is engaged. The agreement also provides that for a period of twenty-four months after termination of his employment with the Company, Mr. Davenport will continue to receive payment of his base salary, provided that he does not (without the written approval of the Board of Directors of the Company) engage in any business in competition with the Company or its subsidiaries, as such business is conducted on the date on which his employment with the Company is terminated. If the Company terminates the employment of Mr. Davenport without "cause" (as defined in the agreement), or as a result of the sale of the Company to another entity which does not accept an assignment of the agreement, in each case prior to the expiration of the term of the agreement, then Mr. Davenport is entitled to receive, for the remainder of the term, all base salary and bonus payments, and fifty percent (50%) of his base salary and bonus payments for three years thereafter, plus other benefits Mr. Davenport otherwise would have been entitled to receive for such time period. The Company has also agreed to cover Mr. Davenport during the term of the agreement with a "key man" life insurance policy in an amount equal to $2.5 million, with the Company as the beneficiary of $1.0 million and a designee of Mr. Davenport as the beneficiary of $1.5 million thereof.

    Mr. Miller has an employment agreement with the Company that provides for a three year employment term, which is automatically extended for two additional years, unless not later than one year prior to the termination date, the Company or Mr. Miller gives written notice not to extend the employment agreement (the initial term under such agreement will expire January 26, 1999). The agreement provides for a base salary of $300,000 per year (which is subject to an annual increase of the lesser of 5% or the aggregate monthly percentage increase in the Consumer Price Index for all Urban Consumers). The agreement also provides for Mr. Miller to earn an annual target bonus equal to 100% of his base salary, measured against objective financial criteria to be determined by the Board after consultation with Mr. Miller. The agreement provides for the grant to Mr. Miller of options under the Company's Stock Option Plan for the purchase of 400,000 shares of the Company's Class A Common Stock. The exercise price with respect to 200,000 of such options is the closing NASDAQ National Market quotation on the date of the grant or the most recent trading date prior to the date of grant and the exercise price with respect to the remaining 200,000 such options is the average closing market price for the 5 trading day period ending thirty days after the date of the initial grant. Such options vest pro rata 10% on the 6 month anniversary of the date of the grant, an additional 23.33% on the 12 month anniversary of the date of the grant, an additional 33.33% on the 24 month anniversary of the date of the grant and the final 33.33% on the 36 month anniversary of the date of the grant. The options expire if not exercised on the tenth anniversary of the grant. The agreement states that if (i) Mr. Miller is terminated by the Company other than for "cause" (as defined in the agreement), (ii) Mr. Miller terminates his employment for Good Reason (as defined in the agreement), (iii) the employment is terminated by reason of Mr. Miller's death or permanent disability, or (iv) there occurs a Change of Control (as defined in the agreement), all options granted prior to that date shall vest and become immediately exercisable. In addition, the agreement provides for the grant of an additional 100,000 options at the discretion of the Board. The agreement states that during the term, Mr. Miller shall devote his full business time, energy and skill to the performance of his duties as the President and Chief Executive Officer of the Company, and shall be nominated for membership on the Board of Directors. The agreement also provides for a lump sum payment, based on the remainder of the term of the employment agreement to Mr. Miller, if Mr. Miller's employment is terminated by the Company without "cause" or by Mr. Miller for Good Reason.

    Mr. Modi has an employment agreement with the Company that provides for a three year employment term, which is automatically renewed for subsequent two-year terms unless notice of non-renewal is given by either party (the initial term under such agreement will expire January 1, 1999). The agreement provides for a base salary of $210,000 per year (which is subject to an annual increase based upon the change in the Consumer Price Index or 5%, whichever is greater). The agreement stipulates that Mr. Modi will serve as Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company and will not, during the term of his employment or Consulting Period (as defined in the agreement), engage in any business activity, or acquire an ownership interest in any entity, that is competitive with any line of business in which the Company is engaged without the written approval of the Board of Directors of the Company. The agreement also provides that for a period of twelve months after termination of his employment with the Company, Mr. Modi may, at the election of the Company, serve as a consultant to the Company and continue to receive payment of his base salary and be subject to the non-competition clause. If the Company terminates the employment of Mr. Modi without "cause" (as defined in the agreement), or as a result of the sale of the Company to another entity which does not accept an assignment of the agreement, in each case prior to the expiration of the term of the agreement, then the Company shall retain Mr. Modi as a consultant and Mr. Modi is entitled to receive, for the remainder of the term or twenty four months, whichever is greater, all base salary, accrued bonuses and any other benefits Mr. Modi otherwise would have been entitled to receive for such time period. The Company has also agreed to provide Mr. Modi during the term of the agreement with a life insurance policy in an amount equal to $1 million, with a designee of Mr. Modi as the beneficiary thereof. Mr. Modi is entitled to receive (i) reimbursement for relocation to California in accordance with the Company's relocation policy, including a one-time moving bonus of $35,000 and (ii) payment of reasonable relocation expenses if his agreement is not renewed and his future employer does not pay relocation costs. The agreement provides for participation of Mr. Modi in the Company's bonus plans, fringe benefits, perquisites, benefit programs and other compensation plans.

    Mr. Taylor has an employment agreement with the Company that provides for a three year employment term, which is automatically renewed for subsequent two-year terms unless notice of non-renewal is given by either party (the initial term under such agreement will expire January 1, 1999). The agreement provides for a base salary of $182,000 per year (which is subject to an annual increase based upon the change in the Consumer Price Index or 5%, whichever is greater). The agreement stipulates that Mr. Taylor will serve as Vice President-Marketing of the Company and will not, during the term of his employment or the Consulting Period (as defined in the agreement), engage in any business activity, or acquire an ownership interest in any entity, that is competitive with any line of business in which the Company is engaged without the written approval of the Board of Directors of the Company. The agreement also provides that for a period of twelve months after termination of his employment with the Company, Mr. Taylor may, at the election of the Company, serve as a consultant to the Company and continue to receive payment of his base salary and be subject to the non-competition clause. If the Company terminates the employment of Mr. Taylor without "cause" (as defined in the agreement), or as a result of the sale of the Company to another entity which does not accept an assignment of the agreement, in each case prior to the expiration of the term of the agreement, then the Company shall retain Mr. Taylor as a consultant and Mr. Taylor is entitled to receive, for the remainder of the term or eighteen months, whichever is greater, all base salary, accrued bonuses and any other benefits Mr. Taylor otherwise would have been entitled to receive for such time period. The Company has also agreed to provide Mr. Taylor during the term of the agreement with a life insurance policy in an amount equal to $1 million, with a designee of Mr. Taylor as the beneficiary thereof. Mr. Taylor is entitled to receive reimbursement for relocation to California in the form of a relocation grant in the estimated amount of $124,680 to be disbursed in three equal annual installments. The agreement provides for participation of Mr. Taylor in the Company's bonus plans, fringe benefits, perquisites, benefit programs and other compensation plans.

    Mr. Alston had an employment agreement with the Company that provided for a three year employment term, which is automatically renewed for subsequent two-year terms unless notice of non-renewal is given by either party (the initial term under such agreement will expire January 1, 1999). The agreement provides for a base salary of $210,000 per year (which is subject to an annual increase based upon the change in the Consumer Price Index or 5%, whichever is greater). The agreement stipulates that Mr. Alston will serve as Vice President and General Counsel of the Company and will not, during the term of his employment or Consulting Period (as defined in the agreement), engage in any business activity, or acquire an ownership interest in any entity, that is competitive with any line of business in which the Company is engaged without the written approval of the Board of Directors of the Company. The agreement also provides that for a period of twelve months after termination of his employment with the Company, Mr. Alston may, at the election of the Company, serve as a consultant to the Company and continue to receive payment of his base salary and be subject to the non-competition clause. If the Company terminates the employment of Mr. Alston without "cause" (as defined in the agreement), or as a result of the sale of the Company to another entity which does not accept an assignment of the agreement, in each case prior to the expiration of the term of the agreement, then the Company shall retain Mr. Alston as a consultant and Mr. Alston is entitled to receive, for the remainder of the term or twenty-four months, whichever is greater, all base salary, accrued bonuses and any other benefits Mr. Alston otherwise would have been entitled to receive for such time period. The Company has also agreed to cover Mr. Alston during the term of the agreement with a life insurance policy in an amount equal to $1 million, with a designee of Mr. Alston as the beneficiary thereof. The agreement provides for participation of Mr. Alston in the Company's bonus plans, fringe benefits, perquisites, benefit programs and other compensation plans.

    Effective September 30, 1997, the Company entered into a separation, release and waiver agreement with C. Michael Alston who resigned as Vice President, General Counsel and Secretary of the Company. The agreement provides for the Company to pay to Mr. Alston his salary at the rate of $220,000, payable in accordance with the Company's payroll practices until July 31, 1998 or sooner upon agreement of the parties ("Separation Date"). The agreement provides for the Company to pay certain medical, dental and other insurance coverage for Mr. Alston until the Separation Date. The agreement provides that Mr. Alston shall perform certain reasonable duties and special projects assigned to him from time to time prior to the Separation Date. Under the agreement, for a period of one year after the Separation Date, Mr. Alston shall not, without the prior written approval from the Company, directly or indirectly compete with any business operations in which the Company is engaged. The agreement also requires Mr. Alston to waive, release and discharge all claims, demands and causes of action that could be asserted against the Company.

EXECUTIVE INCENTIVE COMPENSATION PLAN

    The Company has an Executive Incentive Compensation Plan (the "Compensation Plan"). The purpose of the Compensation Plan is to facilitate the hiring, retaining, and motivating of Company executives and key management personnel. The Compensation Plan is administered by the Compensation Committee, which recommends to the Board of Directors a discretionary bonus for eligible employees based on their contributions during the applicable year to the successful management of the Company. The Compensation Plan also provides for payment of certain discretionary bonuses to eligible employees who are not officers of the Company, based on certain specified performance standards and the employee's base compensation for that fiscal year. For fiscal year 1995 no bonuses were paid. For fiscal year 1996 and 1997, the bonuses were paid on a discretionary basis and were not funded based upon any formulae.

STOCK OPTION PLAN

    In January 1993, the Company adopted a Stock Option Plan (the "Stock Option Plan" or the "Plan") providing for the grant, from time to time, of options ("Options") to purchase up to 1,930,285 shares of Class A Common Stock, to employees of the Company and its subsidiaries (including employees who are officers or directors, but excluding directors who are not employees) that have substantial responsibility in the direction and management of the Company or its subsidiaries, and to Outside Directors (as defined) on an annual, non-discretionary basis. In September 1996, the shareholders of the Company approved an amendment to the Plan to increase the shares of Class A Common Stock reserved for issuance thereunder to 2,330,285. Outside Directors are directors who are not employees of the Company, and were not employees for the year prior to the first grant of an Option under the Plan, and who, when elected to the Board, did not directly or indirectly own or control more than 5% of the outstanding Common Stock of the Company (collectively, the "Participating Persons"). As of September 30, 1997, Options granted under the Plan were outstanding for the purchase of 2,255,625 shares of Class A Common Stock.

    The Stock Option Plan provides for the grant of (i) Options intended to qualify as Incentive Stock Options ("ISOs") as defined in Section 422 of the Code, and (ii) Options that do not qualify as ISOs ("NQSOs"). To the extent that the aggregate fair market value (determined as of the time the ISO was granted) of the shares subject to ISOs granted to a Participating Person under the Plan (combined with all incentive stock option plans of the Company and any parent or subsidiary) which become exercisable for the first time in any calendar year exceeds $100,000, such Option shall be treated as an NQSO. The Committee may provide that in lieu of purchasing the entire number of shares subject to an Option, the Optionee can relinquish all or any part of the unexercised portion of the Option for a number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock subject to the relinquished Option and (2) a fraction, (i) the numerator of which is the excess of (A) the current fair market value per share of Common Stock subject to the relinquished Option over
(B) the option price of such relinquished Option, and (ii) the denominator of which is the then current fair market value per share of such Common Stock.

    The Stock Option Plan is administered by the Compensation Committee (the "Committee"), which must have at least two members at all times. Members of the Committee must be "disinterested persons" as that term is defined under Rule 16b-3 under the Exchange Act. Generally, prior to November 1, 1996, a disinterested person was a director who, during the one-year period prior to his or her service on the Committee, was not granted a stock option or other equity security of the Company or any of its affiliates, except as expressly permitted under Rule 16b-3. Rule 16b-3 has been revised effective November 1, 1996. Subject to the provisions of the Plan, the Committee is empowered to, among other things, grant Options under the Plan; determine which employees may be granted Options under the Plan, the type of Option granted (ISO or NQSO), the number of shares subject to each Option, the time or times at which Options may be granted and exercised and the exercise price thereof; construe and interpret the Plan; determine the terms of any option agreement pursuant to which Options are granted (an "Option Agreement"); and amend any Option Agreement with the consent of the recipient of Options (the "Optionee"). The Board of Directors may at any time suspend or terminate the Stock Option Plan or amend the Stock Option Plan to conform to changes in the law or as the Board determines to be in the Company's best interest, except that stockholder approval is required for any amendment for which stockholder approval is required of the Company by (a) Rule 16b-3, promulgated under the Exchange Act;
(b) the Code or regulatory provisions dealing with Incentive Stock Options; (c) any rules for listed companies promulgated by any national stock exchange on which the Company's stock is traded; or (d) any other applicable rule or law. No amendment, suspension, or termination of the Stock Option Plan may be made that would impair or negate any of the rights or obligations of any Participating Person under any Option theretofore granted without the consent of such Participating Person.

    Pursuant to the terms of each Option Agreement that was in effect on September 30, 1997, either 25% of the Options covered by each Option Agreement become exercisable on each anniversary of the date of grant thereof, on a cumulative basis, or 33% of the Options covered by each Option Agreement become exercisable on each anniversary of the date of grant thereof, on a cumulative basis. The Options granted to Mr. Davenport and Mr. Miller are subject to a different vesting schedule. See "Employment Agreements and Compensation Arrangements." Options granted to Outside Directors (5,000 NQSOs upon election to the Board and 3,000 NQSOs on each succeeding January 1) vest 50% on the first and 50% on the second anniversary of the date of grant thereof, on a cumulative basis. All Options vest and become exercisable upon a change of control of the Company.

    The exercise price per share for all ISOs may not be less than 100% of the fair market value of a share of Class A Common Stock on the date on which the Option is granted (or 110% of the fair market value on the date of grant of an ISO if the Optionee owns more than 10% of the total combined voting power of all classes of voting stock of the Company or any of its affiliates (a "10% Holder")). The exercise price per share for NQSOs may be less than, equal to or greater than the fair market value of a share of Class A Common Stock on the date such NQSO is granted, but not less than par value; provided, however, that the exercise price for NQSOs granted to Outside Directors shall be the fair market value of a share of Class A Common Stock on the date of grant. To the extent determined by the Committee in granting any Option, upon exercise of such Option, the option price may be paid in cash or in shares of Class A Common Stock and, if approved by the Board, the Company, or any parent or subsidiary, may make or guarantee a loan to an Optionee to finance the exercise of any Option. Options are not assignable or transferable other than by will or the laws of descent and distribution. Each Option is exercisable, during the Optionee's lifetime, only by the Optionee.

    Unless earlier terminated by the Board of Directors, the Plan will terminate in January 2003, 10 years after its effective date. Unless otherwise specifically provided in an Optionee's Option Agreement, each Option granted under the Plan expires no later than 10 years after the date such Option is granted (five years for ISOs granted to 10% Holders). Options may be exercised only during the period that the Optionee is an employee (or member of the Board, for Outside Directors) of the Company and (i) for a period of 30 days after termination of employment (or membership on the Board, for Outside Directors) other than for cause, without the Company's consent or due to the death of the Optionee, (ii) for a period of three months after retirement by the Optionee with the consent of the Company, or (iii) for a period of 12 months after the death or disability of the Optionee, in each case to the extent the Options are then exercisable.

    In addition to Options granted pursuant to the Plan, the Company also grants stock options to directors and employees which are not granted pursuant to the Plan ("Non-Plan Options"). As of September 30, 1997, the Company had issued 509,937 Non-Plan Options. As of January 30, 1998, the Company had issued an additional 866,667 Non-Plan Options.

SUPPLEMENTAL RETIREMENT PLAN AGREEMENTS

    Effective September 1, 1991, in connection with the acquisition of Hamilton Test Systems, Inc. ("HTS"), Mr. Singleton and Ms. Edmonds, who were officers or employees of HTS, each entered into a separate Supplemental Retirement Plan Agreement (the "Retirement Plans") with the Company. The purpose of these agreements was to induce such individuals to remain with HTS and to provide them with retirement benefits similar to those to which they were then entitled.

    Under the Retirement Plans, the Company is required to pay to the recipient a fixed monthly benefit for a ten-year period beginning at the later of the date on which the recipient reaches 65 years of age and the date on which the recipient's employment is terminated. The Retirement Plans provide that, if the recipient dies after terminating employment, the benefit continues for the remainder of the ten-year term. If the recipient dies before terminating employment, the recipient's designated beneficiaries will be entitled to a reduced benefit payable quarterly and if the recipient becomes totally disabled while employed by the Company, the recipient will be entitled to the full monthly benefit for ten years starting at 65 years of age.

    Although the benefits vested upon inception, the benefits may be terminated by the Company if the recipient engages in a business that is competitive with HTS after the termination of his or her employment, whether before or during the period that he or she is otherwise entitled to receive the benefit. The benefit is an unsecured obligation of the Company, which is payable from its general assets.

    The annual payment to which each recipient may be entitled at age 65 is $100,000. The benefits under the Retirement Plans were determined as a result of negotiations between the Company and the respective beneficiaries thereof. The Company is the owner and beneficiary of life insurance policies or annuities, obtained in order to fund the Retirement Plans, the annual premiums/deposits for which are $17,000 for Mr. Singleton and $15,000 for Ms. Edmonds.

MEDICAL REIMBURSEMENT PROGRAM

    Executives of the Company are eligible to participate in a medical reimbursement program. The program provides direct payment to participating employees for non-reimbursed expenses that constitute "covered" medical and dental expenses incurred under the Company's health insurance program. The health services costs include any deductibles, co-payments, and payments above reasonable and customary levels that are incurred by a participating employee. Payments are limited to $5,000 per year per employee.

STOCK OPTIONS

    The following table sets forth information with respect to options awarded by the Company to the Chief Executive Officer and the four most highly compensated executive officers of the Company during the fiscal year ended September 30, 1997:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS
                                        ------------------------------------------------------------------
                                                         % OF                                               POTENTIAL REALIZABLE
                                                         TOTAL                                                    VALUE AT
                                                        OPTIONS                                             ASSUMED ANNUAL RATES
                                                      GRANTED TO     EXERCISE      MARKET                            OF
                                                       EMPLOYEES      OR BASE     PRICE ON                       STOCK PRICE
                                          OPTIONS      IN FISCAL       PRICE       DATE OF     EXPIRATION   ---------------------
NAME                                    GRANTED(A)       YEAR         ($/SH)        GRANT         DATE          5%         10%
--------------------------------------  -----------  -------------  -----------  -----------  ------------  ----------  ---------
Chester C. Davenport..................     145,000           9.8         3.375        3.375     10/31/2006     278,242    732,926
                                           339,542(b)        22.9        6.125         3.25     10/31/2006    (282,191)   782,530
F. Robert Miller......................      --            --            --           --            --           --         --
C. Michael Alston.....................      55,000           3.8         3.375        3.375     10/31/2006     116,739    295,838
Raj Modi..............................      65,000           4.4         3.375        3.375     10/31/2006     137,964    349,627
Lawrence H. Taylor....................      55,000           3.8         3.375        3.375     10/31/2006     116,739    295,838

------------------------

(a) One third of such options will vest on each anniversary of the date of the grant.

(b) Represents reissue of options granted in prior years.

    The following table sets forth, as of September 30, 1997, the number of options and the value of unexercised options held by the Company's Chief Executive Officer and the four most highly compensated executive officers during fiscal 1997:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                NUMBER OF                 VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
NAME                                                      AT SEPTEMBER 30, 1997           AT SEPTEMBER 30, 1997
----------------------------------------------------  -----------------------------  -------------------------------
Chester C. Davenport................................     791,026  (exercisable)        $3,229,562  (exercisable)
                                                         484,542  (unexercisable)         154,063  (unexercisable)
F. Robert Miller....................................     133,320  (exercisable)           223,988  (exercisable)
                                                         266,680  (unexercisable)         440,023  (unexercisable)
C. Michael Alston...................................      57,333  (exercisable)                 0  (exercisable)
                                                          47,000  (unexercisable)          19,479  (unexercisable)
Raj Modi............................................      50,000  (exercisable)                 0  (exercisable)
                                                          90,000  (unexercisable)          69,063  (unexercisable)
Lawrence H. Taylor..................................      50,000  (exercisable)                 0  (exercisable)
                                                          80,000  (unexercisable)          58,438  (unexercisable)

401(K) SAVINGS PLANS

    The Company has a 401(k) Savings Plan (the "Savings Plan"), the purpose of which is to provide retirement benefits for its eligible employees. Contributions to the Savings Plan are made by both the employee and the Company. The Company matches 50% of that part of an employee's deferred compensation that does not exceed 6% of such employee's salary. The maximum matching payment by the Company per employee for 1997 was $4,750. Company-matched contributions vest in full after three years of an employee's credited service (at least 1,000 hours per year) to the Company. In addition, the Company may, in the discretion of the Board of Directors, make discretionary contributions to the Savings Plan.

Through June 30, 1997, the Company made discretionary contributions equal to 2% of the base salary of each employee eligible to participate in the Savings Plan.

    A contribution to the Plan of approximately $457,000 was charged to expense for 1997.

    Effective July 1, 1997, the Company adopted the Envirotest 401(k) Top Hat Plan (the "Top Hat Plan"). The Top Hat Plan is an unfunded, nonqualified deferred compensation arrangement which generally permits highly compensated employees (as defined under the Internal Revenue Code of 1986, as amended) to make salary reduction contributions in excess of the limitations imposed under the Company's qualified Savings Plan and applicable law and receive matching contributions on such amounts up to a maximum of 6% of such employee's compensation. The Top Hat Plan is intended to be exempt from many of the requirements of ERISA. All amounts payable under the Top Hat Plan are subject to the claims of the creditors of the Company and a participant's right to payment under the Top Hat Plan are the same as an unsecured general creditor of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND OPTION REPRICING

    The Company's compensation policies are designed to align executive compensation with the short and long-term profitability of the Company. A significant part of management compensation is comprised of stock options under the Company's Stock Option Plan. While the Company has previously relied upon a combination of cash bonuses and stock options to incentivize its employees, the Company has relied exclusively on the award of stock options during the previous three fiscal years.

    The Company's current executive compensation arrangements were established by the full Board of Directors of the Company prior to the formation of the Compensation Committee in March of 1993. Salaries for Chester C. Davenport, the Chairman of the Board of the Company and the other most highly compensated executives are governed by employment contracts approved by the Board of Directors. The Board of Directors approved employment contracts of Mr. Davenport in January 1993, Mr. Miller in December 1995 and Messrs. Modi, Alston and Taylor in November 1996. The general level of Mr. Davenport's salary is based upon compensation arrangements that were negotiated in the context of the acquisition of Hamilton Test Systems, Inc. in 1990 and ETI in 1992. These negotiated compensation arrangements reflected the Board's evaluation of the experience and value of the executive of the Company, the then-existing compensation of the executive, prevailing salary levels at similarly capitalized companies, and a recognition of the efforts required to complete the acquisition. Accordingly, the salaries fixed by these contracts are not directly tied to corporate performance (although, as described herein, the aggregate cash bonus amount available under the Company's Executive Incentive Compensation Plan is tied to earnings results).

    The salary of Mr. Davenport reflects the critical role Mr. Davenport has played in the affairs of the Company, including the founding of the Company in 1990, the arrangement and successful completion of the Company's acquisitions in 1990 and 1992, and the expansion of the Company through private and public financings, new contract awards, and the securing and retention of key management personnel and achievement of significant corporate objectives.

    The Committee's awards of options under the Stock Option Plan have been based upon the overall contribution of the recipient to the development of corporate policy and the operations and performance of the Company, and the expected contribution of the recipient to the future success of the Company.

    In fiscal 1997, the Compensation Committee reviewed the existing stock options of all Company executives and employees. In light of the fact that the outstanding options granted to employees by the Company had exercise prices well above the recent historical trading prices for the Company's Common Stock, the Compensation Committee concluded that such stock options were not providing the desired incentive to those employees whom the Committee believed were making and would continue to make substantial contributions to the successful growth of the Company. The Committee believed this action was needed to help retain key employees at a time of intense competition for experienced personnel. Certain of the executive officers of the Company were among those employees who had stock options repriced.

                                          EDWARD DUGGER, III
                                          CLEVELAND CHRISTOPHE

    The following table provides information concerning the repricing of stock options held by executive officers of the Company from the Company's initial public offering on April 7, 1993 through September 30, 1997.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                                  MARKET       EXERCISE
                                                 NUMBER OF       PRICE OF      PRICE AT                    LENGTH OF
                                                SECURITIES    STOCK AT TIME     TIME OF                    ORIGINAL
                                                UNDERLYING     OF REPRICING    REPRICING                  OPTION TERM
                                               OPTIONS/SARS         OR            OR          NEW        REMAINING AT
                                                REPRICED OR     AMENDMENT      AMENDMENT   EXERCISE    DATE OF REPRICING
NAME                                  DATE      AMENDED (#)        ($)            ($)      PRICE ($)     OR AMENDMENT
----------------------------------  ---------  -------------  --------------  -----------  ---------  -------------------
Chester C. Davenport..............   10/31/96      289,542      $   3.2500     $ 16.0000   $  6.1250   6 years, 149 days
                                     10/31/96       50,000      $   3.2500     $ 20.0000   $  6.1250   7 years, 215 days
C. Michael Alston.................     5/9/95       10,000      $   5.8750     $ 20.0000   $  6.1250   9 years, 30 days
                                      7/26/95       36,000      $   5.8750     $ 16.0000   $  6.1250   7 years, 247 days
                                      7/26/95       40,000      $   5.8750     $ 15.8750   $  6.1250   8 years, 70 days
Raj Modi..........................     5/9/95       10,000      $   5.8750     $ 20.0000   $  6.1250   9 years, 30 days
                                      7/26/95       50,000      $   5.8750     $ 16.0000   $  6.1250   7 years, 247 days
Larry Taylor......................     5/9/95       10,000      $   5.8750     $ 20.0000   $  6.1250   9 years, 30 days
                                      7/26/95       50,000      $   5.8750     $ 16.0000   $  6.1250   7 years, 247 days

STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the percentage change in the cumulative total shareholder return on the Class A Common Stock against the cumulative total return on the Amex Stock Market (CRSP Index) and a peer group for the period from April 1, 1993 to September 30, 1997.

    The Company's most recent Proxy Statement, dated August 26, 1996, included a comparison of the percentage change in the cumulative total shareholder return on the Class A Common Stock against the cumulative total return on the NASDAQ Stock Market Index. From April 1, 1993 through August 8, 1997, the Class A Common Stock was listed on the NASDAQ National Market System. Because the Company's Class A Common Stock is traded, as of August 11, 1997, on the American Stock Exchange, the Company no longer compares the Class A Common Stock to the NASDAQ Stock Market Index. Assuming an initial investment of $100 on April 1, 1993, the date of the Company's initial public offering, the cumulative total return on the NASDAQ Stock Market Index was $111.1, $112.0, $154.7, $183.6, and $252.1 as of September 30, 1993, 1994, 1995, 1996 and 1997, respectively.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                    ENVIROTEST SYSTEMS
CUMULATIVE TOTAL RETURN FROM APRIL 1, 1993 VS.
AMEX STOCK MARKET (CRSP INDEX) AND PEER GROUP
Fiscal Year Ending
                                                               4/1/93    9/30/93    9/30/94    9/30/95    9/30/96    9/30/97
ENVIROTEST SYSTEMS                                             $100.0      $86.2      $81.5      $24.6      $21.5      $27.7
AMEX STOCK MARKET (CRSP INDEX)                                 $100.0     $111.5     $109.1     $134.3     $136.8     $171.6
PEER GROUP                                                     $100.0     $117.6     $110.4     $131.6     $132.0     $149.9
Note: Assumes an initial investment
of $100 on April 1, 1993. Total return
includes reinvestment of dividends.

    For the foregoing graph the Company has used a group of issuers with similar market capitalization since the Company cannot reasonably identify a "peer group" as it is not aware of any other companies in its line of business whose stock is publicly traded. The issuers comprising the group, all of which have market capitalizations from $80.8 million to $82.9 million, are as follows:
Autocam Corp., Bull Run Corp., Continental Can/De, Dense-Pac Microsystems Inc., DRS Technologies Inc., First Banks Amer Inc., First Home Bancorp Inc./NJ, Gencor Industries Inc., Gold Reserve Corp., Golden Enterprises, Granite St. Bankshares Inc., Guest Supply Inc., Gundle/SLT Environmental Inc., Hallwood Energy Partners LP, Rex Stores Corp., Scott & Stringfellow FINL, Southwest Bancshares Inc./De, Synthetech Inc., U.S. Home & Garden Inc., and Uniroyal Technology Corp.

CERTAIN TRANSACTIONS

    The Company is a party to a Legislative Monitoring Consulting Services Agreement and Kasten & Company. Mr. Kasten, a Class A director, is the sole owner of Kasten & Company. See Compensation Committee Interlocks and Insider Participation.

    During fiscal 1996, the Company made a bridge loan of $350,000 to Mr. Modi, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, the loan proceeds were used for relocation expenses and the purchase of new residence in the Sunnyvale, California area, the location of the Company's new headquarters. The loan bore interest at the applicable treasury bill rate per annum. Mr. Modi repaid the bridge loan in fiscal 1997. As of September 30, 1997, the balance outstanding on a separate loan of $100,000 (with interest at 7.5% per annum), which Mr. Modi has with the Company, is $72,755.73, and all payments are current on such loan.

             PROPOSAL NO. 2: APPROVAL OF COOPERS & LYBRAND, L.L.P.
                       AS INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed Coopers & Lybrand, L.L.P. as independent public accountants of the Company for the 1998 fiscal year, subject to approval by the shareholders, Coopers & Lybrand, L.L.P. were the Company's independent public accountants for the fiscal year ended September 30, 1997. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

    THE SHAREHOLDERS ARE REQUESTED BY THE BOARD OF DIRECTORS TO VOTE FOR THE APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND, L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998.

                    PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT
                    TO THE COMPANY'S 1993 STOCK OPTION PLAN
                TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
              RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES.

    The Board of Directors has adopted, subject to stockholder approval, an amendment to the 1993 Stock Option Plan (the "Plan") whereby the number of shares of Class A Common Stock of the Company, par value $0.01 per share ("Class A Stock") reserved for use upon the exercise of options from time to time under the Plan will be increased to an aggregate of 2,830,285 shares. This amendment was adopted by the Board of Directors as of April 13, 1998. The current maximum number of shares of Class A Stock reserved in connection with the Plan is 2,330,285.

    The amendment is proposed and was adopted by the Board of Directors in the belief that the Plan is accomplishing its goal of providing additional incentive to persons who can contribute significantly to the success of the business of the Company and that the Company should be in a position to continue to make stock option grants. In addition, the Board of Directors believes that to manage the Company's growth successfully requires stability in its management team. Accordingly, the Board of Directors believes that providing a competitive compensation package to retain key employees and hire new ones is in the best interest of the Company and its stockholders. On January 31, 1998, there were only 74,660 shares of Common Stock available for option grants under the Plan.

    The affirmative vote of the holders of a majority of the votes entitled to be cast is required for adoption of the amendment to the Plan.

    THE SHAREHOLDERS ARE REQUESTED BY THE BOARD OF DIRECTORS TO VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A STOCK RESERVED FOR ISSUANCE THEREUNDER.

                        VOTE REQUIRED TO APPROVE MATTERS

    A quorum for the meeting requires the presence in person or by proxy of holders of a majority of the shares entitled to vote. The election of directors requires the affirmative vote of holders of a majority of the class of shares present at the meeting in person or by proxy.

    Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting. In accordance with Delaware law, abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of an issue presented at the meeting, abstentions will be deemed present and will, therefore, have the same legal effect as a vote "against" a proposal at the meeting. Broker non-votes will have no effect on the vote.

                           PROPOSALS OF SHAREHOLDERS

    Shareholders intending to submit proposals for presentation at the next Annual Meeting of Shareholders of the Company and inclusion in the proxy statement and form of proxy for such Meeting should forward such proposals to Rajendra Modi, Assistant Secretary, ENVIROTEST SYSTEMS CORP., 246 Sobrante Way, Sunnyvale, CA 94086. Proposals must be in writing and must be received by the Company prior to December 17, 1998. Proposals should be sent to the Company by certified mail, return receipt requested.

                                          By Order of the Board of Directors
                                          Rajendra Modi
                                          ASSISTANT SECRETARY

April 13, 1998

                            ENVIROTEST SYSTEMS CORP.
      REVOCABLE PROXY -- THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Chester C. Davenport and Richard L. Gelfond, and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Class A Common Stock, $.01 par value (the "Class A Common Stock"), of ENVIROTEST SYSTEMS CORP. (the "Company") held of record by the undersigned on March 27, 1998, at the Annual Meeting of Shareholders and any adjournments thereof. The Annual Meeting will be held at the Hyatt Hotels and Resorts, Bethesda, Maryland on May 12, 1998 at 11:00 a.m., local time.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTORS LISTED BELOW AND "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

1. To elect three (3) Class A Directors to serve for a term of one year and until their successors are duly elected and qualified.
                             / / FOR ALL THREE NOMINEES      / / WITHHOLD
                                                             AUTHORITY VOTE FOR
                                                             ALL THREE NOMINEES
Nominees: Richard L. Gelfond  Edward Dugger III    Robert W. Kasten, Jr.
(Instruction: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.)
2. To consider and act upon a proposal to approve the selection of Coopers & Lybrand as the Company's independent public accountants for fiscal year 1998.
          FOR / /                 AGAINST / /                 ABSTAIN / /
3. To approve an amendment to the Company's 1993 Stock Option Plan to increase the number of shares of Class A Common Stock reserved for issuance thereunder by 500,000 shares.
          FOR / /                 AGAINST / /                 ABSTAIN / /

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.
                                                     (CONTINUED ON REVERSE SIDE)

(CONTINUED FROM REVERSE SIDE)

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

    The shares represented by this proxy will be voted as directed by the undersigned. IF NO INSTRUCTIONS ARE SPECIFIED, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS PRESENTED AT THE ANNUAL MEETING. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

    The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Assistant Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting the shares subject to the proxy by written ballot.

                                                                                PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE
                                                                                CERTIFICATE OR CERTIFICATES REPRESENTING SHARES TO
                                                                                BE VOTED BY THIS PROXY. WHEN SHARES ARE HELD
                                                                                JOINTLY, BOTH HOLDERS SHOULD SIGN. WHEN SIGNING AS
                                                                                ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                                                                GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF THE SIGNER
                                                                                IS A CORPORATION, THE FULL CORPORATE NAME SHOULD BE
                                                                                SIGNED BY A DULY AUTHORIZED OFFICER.

                                                                                ----------------------------------------------------
                                                                                                     Signature

                                                                                ----------------------------------------------------
                                                                                             Signature, if held jointly
                                                                                Date: , 1998